SELIGMAN VALUE FUND SERIES, INC.

                                     By-Laws

                                    ARTICLE I

                                  Shareholders


     Section 1. Place of Meeting. All meetings of the Shareholders shall be held at the principal office of the Corporation in the City of Baltimore or at such other place within the United States as may from time to time be designated by the Directors and stated in the notice of such meeting.

     Section 2. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held during the 31-day period commencing May 1 of each year on such day and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, for the transaction of such business as may properly be brought before the meeting; provided, however, that an annual meeting of shareholders shall not be required to be held in any year in which none of the following is required to be acted on by shareholders pursuant to the Investment Company Act of 1940: election of directors; approval of the investment advisory agreement; ratification of the selection of independent public accountants and approval of a distribution agreement.

     Section 3. Special Meetings. Special meetings of the Shareholders for any purpose or purposes may be called by the Chairman of the Board, the President, a majority of the Directors or a majority of the Executive Committee, and shall be called by the Secretary upon receipt of the request in writing signed by Shareholders holding not less than twenty-five percent (25%) of the Shares issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. The Secretary shall inform such Shareholders of the reasonably estimated costs of preparing and mailing such notice of meeting and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose of purposes of the meeting as required in this Article and By-Laws to all Shareholders entitled to notice of such meeting. No special meeting need be called upon the request of the holders of Shares entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter


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voted upon at any special meeting of Shareholders held during the preceding twelve months.

     Section 4. Notice of Meetings. Not less than ten days' or more than ninety days' written or printed notice of every meeting of Shareholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special meeting), shall be given to each Shareholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder as aforesaid.

     No notice of the time, place or purpose of any meeting of Shareholders need be given to any Shareholder who attends in person or by proxy or to any Shareholder who executes a written waiver of such notice, either before or after the meeting is held, and which notice is filed with the records of the meeting.

     Section 5. Record Dates. The Directors may fix, in advance, a date not more than ninety (90) or less than ten (10) days preceding the date of any meeting of Shareholders as a record date for the determination of the Shareholders entitled to notice of and to vote at such meeting; and only Shareholders of record on such date shall be entitled to notice of and to vote at such meeting.

     Section 6. Quorum and Adjournment of Meetings. The presence in person or by proxy of the holders of record of one-third of the Shares of all Series and Classes of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the Shareholders except as otherwise provided in the Articles of Incorporation and except that where the holders of Shares of any Series or Class are entitled to a separate vote as a Series or Class (a "Separate Class") or where the holders of Shares of two or more (but not all) Series or Classes are required to vote as a single Series or Class (a "Combined Class"), the presence in person or by proxy of the holders of one-third of the Shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. If, however, a quorum with respect to all Series and Classes, a Separate Class or a Combined Class, as the case may be, shall not be present or represented at any meeting of the Shareholders, the holders of a majority of the Shares of all Series and Classes, such Separate Class or such Combined Class, as the case may be, present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time as to all Series and Classes, such Separate Class or such Combined Class, as the case may be, without notice other than announcement at the meeting, until the requisite number of Shares entitled to vote at such meeting shall be present. At such meeting at which the requisite number of Shares


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entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 7. Voting and Inspectors. At all meetings, Shareholders of record entitled to vote thereat shall have one vote for each Share standing in his name on the books of the Corporation (and such Shareholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date of the determination of Shareholders entitled to vote at such meeting irrespective of the Series thereof and all Shares of all Series shall vote as a single class ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any Series is required by the Investment Company Act of 1940 or would be required under the Maryland General Corporation Law, such requirements as to a separate vote by that Series shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more Series, then, subject to (c) below, the Shares of all other Series shall vote as a single class; and (c) as to any matter which does not affect the interest of a particular Series, only the holders of Shares of the one or more affected Series shall be entitled to vote. Such vote may be made either in person or by proxy appointed by instrument in writing subscribed by such Shareholder or his duly authorized attorney. No proxy shall be valid eleven months after its date. Pursuant to a resolution of a majority of the Directors, proxies may be solicited in the name of one or more Directors or officers of the Corporation.

     All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by statute or by the Articles of Incorporation or by these By-Laws.

     At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the Shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such inspector.

     Section 8. Conduct of Meetings. Every meeting of the Shareholders shall be presided over by the Chairman, or if he is not present, by the President, or if none of them is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meeting, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor any Assistant Secretary is present, then the meeting shall elect its Secretary.

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     Section 9. Concerning Validity of Proxies, Ballots, etc. At every meeting of the Shareholders, all proxies shall be required and taken in charge of and all ballots shall be required and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions.

     Section 10. Action Without Meetings. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting if all of the Shareholders entitled to vote upon the action consent to the action in writing and such consents are filed with the records of the Corporation. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.


                                   ARTICLE II

                                    Directors

     Section 1. Number and Tenure of Office. The property of the Corporation shall be controlled by and the business and affairs of the Corporation shall be conducted and managed by not less than three or more than twenty Directors, as may be fixed from time to time by vote of a majority of the Directors then in office, provided that (a) if there is no stock of the Corporation outstanding the number of Directors may be less than three but not less than one and (b) if there is stock of the Corporation outstanding and so long as there are fewer than three Shareholders of record, the number of Directors may be less than three but not less than the number of Shareholders of record. Subject to the foregoing, until changed by the Board of Directors, the number of Directors shall initially be two. Directors need not be Shareholders. The tenure of office of each Director shall be set by resolution of the Directors, except that any Director may resign his office or be removed from office for cause pursuant to the provisions of the Articles of Incorporation.

     Section 2. Vacancies. In the case of any vacancy or vacancies in the office of Director through death, resignation or other cause, other than an increase in the number of Directors, a majority of the remaining Directors, although a majority is less than a quorum, by an affirmative vote, or the sole remaining Director, may elect a successor or successors, as the case may be, to hold office.



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     Section 3. Increase or Decrease in Number of Directors. The Directors, by
the vote of a majority of all the Directors then in office, may increase the number of Directors and may elect Directors to fill the vacancies created by any such increase in the number of Directors. The Directors, by the vote of a majority of all the Directors then in office, may likewise decrease the number of Directors to a number not less than two.

     Section 4. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 5. Regular Meetings. Regular meetings of the Directors shall be held at such time and on such notice as the Directors may from time to time determine.

     Section 6. Special Meetings. Special meetings of the Directors may be held from time to time upon call of the Chairman, the Secretary or two or more of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice of any special meeting need be given to any Director who attends in person or to any Director who executes a written waiver of such notice, either before or after the meeting is held, and which notice is filed with the records of the meeting. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

     Section 7. Quorum. One-third of the Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.

     Section 8. Committees. The Directors, by the majority vote of all the Directors then in office, may appoint from the Directors committees which shall in each case consist of such number of Directors (not less than two) and shall have and may exercise such powers as the Directors may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Directors shall otherwise provide.



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The Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

     Section 9. Telephone Meetings. Directors or a committee of the Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

     Section 10. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all the Directors then in office or all members of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Directors or committee.

     Section 11. Compensation. No director shall receive any stated salary or fees from the Corporation for his services as such if such Director is, otherwise than by reason of being such Director, an interested person (as such term is defined under the Investment Company Act of 1940) of the Corporation or of its investment adviser or principal underwriter. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services, and may be reimbursed for transportation and other expenses, as may from time to time be voted by the Directors.


                                   ARTICLE III

                                     Offices

     Section 1. Executive Officers. The executive officers of the Corporation shall be chosen by the Directors. These shall include a Chairman (who shall be a Director), a President, one or more Vice-Presidents (the number thereof to be determined by the Directors), a Secretary and a Treasurer. The Directors may also in their discretion appoint Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Directors may determine. The Directors may fill any vacancy which may occur in any office. Any two offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.



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     Section 2. Term of Office.  The term of office of all officers shall be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of all the Directors then in office.

     Section 3. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Directors.


                                   ARTICLE IV

                                 Share Interests

     Section 1. Certificates for Shares. Shareholders are not entitled to receive certificates evidencing their Share ownership, unless the Directors shall by resolution otherwise determine.

     Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the register of the Corporation by the holder thereof in person or by his agent duly authorized in writing, upon delivery to the Directors or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization of such other matters as the Corporation or its agents may reasonably require.

     Section 3. Register of Shares. A register of the Corporation, containing the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer Agent, at the offices of the Transfer Agent of the Corporation.




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                                    ARTICLE V

                                      Seal

     The Directors may provide for a suitable seal, in such form and bearing such inscriptions as they may determine.


                                   ARTICLE VI

                                   Fiscal Year

     The fiscal year of the Corporation shall begin on the first day of January and shall end on the last day of December in each year.


                                   ARTICLE VII

                                 Indemnification

     A representative of the Corporation shall be indemnified by the Corporation with respect to each proceeding against such representative, except a proceeding brought by or on behalf of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such representative in connection with such proceeding, provided that such representative acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

     A representative of the Corporation shall be indemnified by the Corporation, with respect to each proceeding brought by or on behalf of the Corporation to obtain a judgment or decree in its favor, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as



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to which such  representative  has been adjudged to be liable for  negligence or misconduct in the performance of his duty to the Corporation, unless and only to the extent that the court in which the proceeding was brought, or a court of equity in the county in which the Corporation has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such corporate representative is fairly and reasonably entitled to indemnity for the expenses which the court considers proper.

     To the extent that the representative of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against all expenses (including
attorneys'  fees)  actually  and  reasonably   incurred  by  him  in  connection
therewith.

     Except as provided in the preceding paragraph any indemnification under the first two paragraphs of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the representative of the Corporation is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraphs. The determination shall be made (1) by the Directors by a majority vote of a quorum consisting of Directors who were not parties to the proceeding, or (2) if a quorum is not obtainable or if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the Shareholders.

     Expenses (including attorneys' fees) incurred in defending a proceeding may be paid by the Corporation in advance of the final disposition thereof if (1) authorized by the Directors in the specific case, and (2) the Corporation receives an undertaking by or on behalf of the representative of the Corporation to repay the advance if it is not ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a representative of the Corporation or other person may be entitled under any agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has cased to be a Director, officer, employee or agent and inure to the benefit of his heirs and personal representatives.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a trustee, director, officer,



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employee or agent of another trust, corporation,  partnership,  joint venture or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, regardless of whether the Corporation would have the power to indemnify him against the liability under the provisions of this Article.

     Nothing contained in this Section shall be construed to indemnify any representative of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     As used in this Article "representative of the Corporation" means an individual (1) who is a present or former Director, officer, agent or employee of the Corporation or who serves or has served another corporation, trust, partnership, joint venture or other enterprise in one of such capacities at the request of the Corporation, and (2) who by reason of his position is, has been or is threatened to be made a party to a proceeding; and "proceeding" includes any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.


                                  ARTICLE VIII

                                    Custodian

     Section 1. The Corporation shall have as custodian or custodians one or more trust companies or banks of good standing, each having a capital, surplus and undivided profits aggregating not less than fifty million dollars ($50,000,000), and, to the extent required by the Investment Company Act of 1940, the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Corporation may use as subcustodians, for the purpose of holding any foreign securities and related funds of the Corporation such foreign banks as the Directors may approve and as shall be permitted by law.

     Section 2. The Corporation shall upon the resignation or inability to serve of its custodian or upon change of the custodian:


          (i) in case of such resignation or inability to serve, use its best efforts to obtain a successor custodian;




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          (ii) require that the cash and securities owned by the Corporation be delivered directly to the successor custodian; and

          (iii) in the event that no successor custodian can be found, submit to the Shareholders before permitting delivery of the cash and securities owned by the Corporation otherwise than to a successor custodian, the question whether the Corporation shall be liquidated or shall function without a custodian.


                                   ARTICLE IX

                              Amendment of By-Laws

     The Board of Directors is authorized and empowered to make, alter or repeal the By-Laws of the Corporation, in any manner not inconsistent with the laws of the State of Maryland or the Articles of Incorporation of the Corporation.


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